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                                                                     EXHIBIT 1.1

                           CONTINENTAL AIRLINES, INC.

                        5.0 % Convertible Notes Due 2023

                               Purchase Agreement

                                                                    June 4, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Each as Representatives of the Initial Purchasers

Ladies and Gentlemen:

                  Continental Airlines, Inc. a Delaware corporation (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $150,000,000 principal amount of its 5.0% Convertible Notes Due 2023 (the "Firm Securities"). The Company also proposes to grant to the Initial Purchasers an option to purchase up to $25,000,000 additional principal amount of such Notes (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities are convertible into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the conversion price set forth herein. The Securities are to be issued under an indenture, dated as of June 10, 2003, (the "Indenture") between the Company and Bank One, N.A. as trustee (the "Trustee). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, among the Company and the Initial Purchasers, pursuant to which the Company will agree to file and to use its reasonable best efforts to have declared effective a registration statement under the Securities Act to register the resale of the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean

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you as the Initial Purchasers, and the terms Representatives and Initial
Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company is preparing and will deliver to the Initial Purchasers, no later than 12:00 noon on June 9, 2003, copies of an offering memorandum, dated as of the date hereof (as amended or supplemented as of the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

                  1. Representations and Warranties. The Company, as of the date hereof, as of the Closing Date referred to in Section 3(a) hereof, and as of each settlement date (if any) referred to in Section 2(b) hereof, represents and warrants to, and agrees with, the Representatives as set forth below in this
Section 1.

                  (a) At the Execution Time and on the Closing Date, the Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion in the Offering Memorandum (or any amendment or supplement thereto).

                  (b) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

                  (c) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Common Stock issuable upon conversion thereof; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

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                  (d) The Securities satisfy the eligibility requirements of
Rule 144A(d)(3) under the Act.

                  (e) Assuming the accuracy of the representations and warranties set forth in Section 4(b), no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum

                  (f) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (g) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (h) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date (and if any Option Securities are purchased, on any settlement date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the

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conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (j) Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

                  (k) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company upon conversion of the Securities, and such Common Stock, when issued upon such conversion, shall be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company.

                  (l) This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and will be convertible into Common Stock in accordance with their terms; and the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), provided that no representation is made with respect to Section 6 thereof (relating to indemnification and contribution).

                  (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, the Indenture or the Registration Rights Agreement except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the

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Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and, in the case of the Registration Rights Agreement and the Indenture, such as will be obtained under the Act and the Trust Indenture Act.

                  (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other governmental authority having jurisdiction over the Company, any of its subsidiaries or any of either of their properties, except, with respect to clause (ii) or (iii) above, for such conflict, breach, violation or imposition that could not reasonably be expected to have a Material Adverse Effect.

                  (o) The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum.

                  (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have
(i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any supplement thereto).

                  (q) The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases of the Company and its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, except where such

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failure to be in full force and effect would not result in a Material Adverse
Effect, and neither the Company nor any subsidiary has any notice of any claim or claims of any sort that singly or in the aggregate would have a Material Adverse Effect that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (r) Except as set forth in the Offering Memorandum, neither the Company nor any Subsidiary is in breach, violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other governmental authority having jurisdiction over the Company or any Subsidiary or any of either of their properties, as applicable, except, with respect to clause (ii) or (iii) above, for such breach, violation or default that could not reasonably be expected to have a Material Adverse Effect.

                  (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any Subsidiary that, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (u) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (v) Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
(A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or

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wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (w) The only subsidiaries of the Company are (a) the subsidiaries listed on Annex A hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (x) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, the principal amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers shall pay for the Firm Securities on the settlement date for the Option Securities. The option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Offering Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the

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Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

                  3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on June 10, 2003, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  (b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

                  (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

                           (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except:

                                    (A)      to those it reasonably believes to
                                             be "qualified institutional buyers"
                                             (as defined in Rule 144A under the
                                             Act) or

                                    (B)      in accordance with Rule 903 of
                                             Regulation S;

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                           (ii)     neither it nor any person acting on its
                  behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

                           (iii)    in connection with each sale pursuant to
                  Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

                           (iv) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S;

                           (v) it will not engage in hedging transactions with regard to the Securities prior to the expiration of the distribution compliance period as (defined in Regulation S), unless in compliance with the Act;

                           (vi) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

                           (vii) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

                           (viii) it and they have complied and will comply with the offering restrictions requirement of Regulation S;

                           (ix) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S."

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                           (x)      it acknowledges that additional restrictions
                  on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the Offering Memorandum;

                           (xi) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                           (xii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

                           (xiii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

                           (xiv) it is an "accredited investor" (as defined in Rule 501(a) of Regulation D).

                  5. Agreements. The Company agrees with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, from the date and time the Offering Memorandum is first delivered to the Initial Purchasers and thereafter during the period referred to in paragraph (c) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

                  (b) The Company will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this
Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to taxation in any jurisdiction where it is not now so subject.

                  (e) Until the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not, and will not permit any of its subsidiaries to, resell any Securities that have been acquired by any of them.

                  (f) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

                  (g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities or the Common Stock issuable upon the conversion thereof are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

                  (i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

                  (l) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon the conversion of Securities.

                  (m) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock (other than the Securities); provided, however, that the foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise an option or warrant or the conversion of the Securities or a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (n) Until the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (o) Until the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                  (p) The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Indenture and the Registration Rights Agreement, the issuance of the Securities, the fees of the Trustee and the issuance of the Common Stock upon conversion of the Securities; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities;
(vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) At the Closing Date, the Representatives shall have received (i) the favorable opinion, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Annex B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request, and (ii) the favorable opinion, dated as of the Closing Date, of Jennifer L. Vogel, Esq., Vice President, General Counsel and Secretary of the Company, with responsibility for the legal affairs of the Company and its subsidiaries, to the effect set forth in Annex C hereto and to such further effect as counsel to the Representatives may reasonably request.

                  (b) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (c) The Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (d) At the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in a registration statement and prospectus for a registered public offering.

                  All references in this Section 6(d) to the Offering Memorandum include any amendment or supplement thereto at the date of the applicable letter.

                  (e) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (f) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (h) The Company shall have used it best efforts to cause the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the New York Stock Exchange;

                  (i) In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each settlement date and, at the relevant settlement date, the Representatives shall have received:

                           (i) Officers' Certificate. A certificate, dated such settlement date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such settlement date.

                           (ii) Opinions of Counsel for Company. The favorable opinions of Vinson & Elkins L.L.P., counsel for the Company, and Jennifer L. Vogel, Esq., Vice President, General Counsel and Assistant Secretary of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinions required by Section 6(a) hereof.

                           (iii) Opinion of Counsel for Initial Purchasers. The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, dated such settlement date, relating to the Option Securities to be purchased on such settlement date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(b) hereof.

                  (j) At the Closing Date and at each settlement date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

                  (k) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a settlement date which is after the Closing Date, the obligation of the Initial Purchasers to purchase the Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such settlement date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5(q) and except that Sections 1, 8, 9 and 12 shall survive any such termination and remain in full force and effect.

                  The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen in accordance with Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Offering Memorandum (or any amendment thereto).

                  (b) The Initial Purchasers severally and not jointly agree to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to an Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Initial Purchasers (provided, however, that such counsel shall be reasonably satisfactory to such indemnified parties), and, in the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Company (provided, however, that such counsel shall be reasonably satisfactory to such indemnified parties). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  9. Contribution. If the indemnification provided for in
Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, as set forth on the cover of the Offering Memorandum.

                  The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and each Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 9, no Initial Purchasers shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Initial Purchasers.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 9, each person, if any, who controls an Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchasers, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; the Credit Suisse First Boston, General Counsel (fax no.: (212) 325-4296) and confirmed to Credit Suisse First Boston at Eleven Madison Avenue, New York, New York 10010, Attention: General Counsel; Morgan Stanley Global Capital Markets Syndicate Desk (fax no.: (212) 761-0538) and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036,
Attention: Global Capital Markets Syndicate Desk; or, if sent, mailed, delivered or telefaxed to the Company Chief Financial Officer (fax no.: (713) 324-5931) and confirmed to 1600 Smith Street, HQSEO, Houston, Texas, 77002, attention of the Chief Financial Officer and to the General Counsel (fax no.: (713) 324-5161) and confirmed at 1600 Smith Street, HQSLG, Houston, Texas, 77002, attention of the General Counsel.

                  14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, no other person will have any right or obligation hereunder.

                  15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  16. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Citigroup" shall mean Citigroup Global Markets Inc.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                    Very truly yours,

                                    Continental Airlines, Inc.

                                    By: /S/ Jennifer L. Vogel
                                        -------------------------------
                                        Jennifer L. Vogel
                                        Vice President and General Counsel

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:  /S/ Jeffrey Singer
   -----------------------------------------
   Name:  Jeffrey Singer
   Title: Director

Morgan Stanley & Co. Incorporated

By:  /S/ Kenneth G. Pott
   -----------------------------------------
   Name:  Kenneth G. Pott
   Title: Managing Director

Credit Suisse First Boston LLC

By:  /S/ Douglas A. Fordyce
   -----------------------------------------
   Name:  Douglas A. Fordyce
   Title: Director

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated

By:  /S/ David Iwan
   -----------------------------------------
   Name:  David Iwan
   Title: Vice President

Each on behalf of the
Initial Purchasers.

                                   SCHEDULE I

                                                                                 Principal Amount
                                                                                      of Firm
                                                                                 Securities to be
                Initial Purchasers                                                   Purchased
                ------------------                                               ----------------
Citigroup Global Markets Inc........................................             $     46,250,000

Credit Suisse First Boston LLC......................................                   46,250,000

Morgan Stanley & Co. Incorporated...................................                   46,250,000

Merrill Lynch & Co..................................................                   11,250,000

                  Total.............................................             $ 150,000,000.00
                                                                                 ----------------

                                     ANNEX A

                            Significant Subsidiaries

      SUBSIDIARY                             STATE OF INCORPORATION
      ----------                             ----------------------
Air Micronesia, Inc.                                Delaware

Continental Micronesia, Inc.                        Delaware

ExpressJet Airlines, Inc.                           Delaware

ExpressJet Holdings, Inc.                           Delaware

XJT Holdings, Inc.                                  Delaware

                                     ANNEX B

                      Form of Opinion of Company's Counsel
                    to be delivered pursuant to Section 6(b)

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Offering Memorandum, to issue the Securities and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture.

                  (ii) The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company and is a valid, binding and enforceable agreement of the Company.

                  (iii) The execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company and is a valid, binding and enforceable agreement of the Company.

                  (iv) The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

                  (v) The holders of outstanding shares of capital stock of the Company are not entitled to any statutory preemptive rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and the shares of Common Stock issuable upon conversion of the Securities into which the Securities are convertible at the initial conversion price have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance of such shares of Common Stock on conversion of the Securities in accordance with the Indenture and the terms of the Securities at conversion prices at or in excess of the par value of such shares of Common Stock, will be validly issued, fully paid and nonassessable.

                  (vi) The information in the Offering Memorandum under "Description of Notes" and "Description of Common Stock," insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, the Company's charter and bylaws and matters of Delaware General Corporation Law, is correct in all material respects.

                  (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the 1940 Act.

                  (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States or Texas court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities or the shares of Common Stock issuable upon conversion of the Securities.

                  (x) Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(f)), no registration under the Act of the Securities or the Common Stock issuable upon conversion thereof, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein and in the Offering Memorandum.

                  In addition, such counsel shall include a statement to the following effect:

         Because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Offering Memorandum, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and such counsel has not independently verified the accuracy, completeness or fairness of such statements. Such counsel has participated in conferences with officers and other representatives of the Company and Continental and representatives of the independent public accountants of the Company, and with the Initial Purchasers' representatives and legal counsel, at which conferences the contents of the Offering Memorandum and related matters were discussed. Such counsel has also reviewed certain corporate documents furnished to such counsel by the Company. Based on such participation and review (relying as to matters of fact upon statements made to us by representatives of the Company), and subject to the limitations described above, nothing has come to such counsel's attention that would lead such counsel to believe that the Offering Memorandum, or any amendment or supplement thereto (except for (i) financial statements and schedules contained therein, including the notes thereto and the auditors' reports thereon and (ii) the other financial information contained therein or omitted therefrom), at the Execution Time or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     ANNEX C

                  Form of Opinion of Company's In-House Counsel
                    to be delivered pursuant to Section 6(b)

                  (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (ii) To her knowledge and except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, except as may have been issued or may exist under the Company's employee benefit or similar plans.

                  (iii) To her knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, of a character required to be disclosed under the Exchange Act which is not adequately disclosed in the Offering Memorandum.

                  (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (v) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                  (vi) To her knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum, (except for such defaults that are not reasonably expected to have a Material Adverse Effect).

                  (vii) To her knowledge, the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Securities and the Indenture and the consummation of the transactions contemplated in the Purchase Agreement, in the Indenture and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement or the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to her, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that are not reasonably expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to her, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, which violation would result in a Material Adverse Effect.